SECURITIES & EXCHANGE COMMISSION

WASHINGTON, D.C. 20449

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	September 23, 2005

     Safety Components International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23938	33-0596831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

      41 Stevens Street, Greenville, South Carolina 29605

(Address, Including Zip Code, of Principal Executive Offices)

                (864) 240-2600

(Registrant’s Telephone Number, Including Area Code)

            N/A

(Former Name or Former Address,

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Zapata Corporation (“Zapata”) owns 4,162,394 shares of common stock of Safety Components International, Inc. (“Safety Components” or the “Company”), representing approximately 78% of the Company’s outstanding common stock. Zapata has provided the Company with the information contained in the following seven paragraphs.

On September 23, 2005, Zapata entered into a Stock Purchase Agreement with WLR Recovery Fund III, L.P., a Delaware limited partnership (“WLR III”), to sell to WLR III all of the 4,162,394 shares of the Company’s Common Stock held by Zapata. On September 26, 2005, Zapata, WLR III and WLR Recovery Fund II, L.P. (“WLR II” and collectively with WLR III, referred to as the “WLR Recovery Funds”) entered into Amendment No. 1 and Joinder Agreement which joined WLR II as a party to the Stock Purchase Agreement. The Amendment No. 1 provides that WLR II and WLR III shall purchase 241,419 and 3,920,975 shares, respectively. The purchase price is $12.30 per share or $51,197,446 in the aggregate, which will be paid in immediately available funds at the closing of the transaction.

Completion of the transaction is subject to customary closing conditions, including approval by Zapata stockholders and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). On September 23, 2005, the Malcolm I. Glazer Family Limited Partnership (the “Glazer LP”), which beneficially owns approximately 51.9% of Zapata’s outstanding common stock, entered into a Voting Agreement with the WLR Recovery Funds, and granted them an irrevocable proxy, each as amended on September 26, 2005, to vote in favor of the proposed transaction and against any competing transaction. The closing is expected to take place in the fourth quarter of 2005.

On September 26, 2005, Zapata and the WLR Recovery Funds entered into an Escrow Agreement with CitiBank, N.A., as escrow agent (the “Escrow Agreement”). Under the Escrow Agreement, Zapata deposited its stock certificate representing the 4,162,394 shares and the WLR Recovery Funds deposited the purchase price pending the closing.

Either Zapata or the WLR Recovery Funds may terminate the Stock Purchase Agreement if the other party has not performed its covenants by December 31, 2005, with certain exceptions (unless they have not been satisfied due to the terminating parties’ breach of the agreement) or if the HSR Act waiting period has not expired or been terminated by June 30, 2006. Zapata will be required to pay the WLR Recovery Funds a $2,000,000 break-up fee, expenses up to $500,000, plus a limited amount of accrued interest if the WLR Recovery Funds terminate the agreement and, as of December 31, 2005 Zapata has not completed its covenants in the agreement or Zapata’s stockholder vote has not been secured by June 30, 2006 and there are no other unfulfilled conditions or breaches by the WLR Recovery Funds.

Zapata and the WLR Recovery Funds may be deemed to have formed a "group" by virtue of their execution, delivery and performance of the Stock Purchase Agreement. Zapata disclaims any involvement or participation as a member of a group with WRL. Zapata expressly disclaims beneficial ownership with respect to any shares other than shares owned of record or held in street name by Zapata.

Under the Stock Purchase Agreement and Escrow Agreement, Zapata has the sole power to vote the Safety Components shares pending the closing of the sale to the WLR Recovery Funds. The Stock Purchase Agreement provides that after the closing of the transaction and the issuance in the name of the WLR Recovery Funds of certificates representing the purchased Company shares, Zapata will cause its representatives to resign as directors of the Company. After the closing and until the issuance of the certificates, Zapata is obligated to vote the WLR Recovery Funds’ nominees to the Company’s board of directors.

Under the Stock Purchase Agreement and Escrow Agreement, all dividends or distributions declared and paid prior to the closing of the transactions contemplated thereunder with respect to the applicable shares are to be deposited in escrow with CitiBank. The WLR Recovery Funds are entitled to receive all such dividends or distributions upon the closing of the transaction. If the transaction is not closed and the shares are returned to Zapata, Zapata shall be entitled to receive the dividends and distributions.

In July 2004, the Safety Components Board of Directors had engaged an investment banking firm in an effort to locate a buyer for the Company. The investment banking firm reported that from July 2004 through September 2004 it had contacted approximately 54 parties and 35 parties executed confidentiality agreements and received a confidential information memorandum. Subsequently, several parties provided preliminary indications of interest in purchasing Safety Components, and one party conducted extensive due diligence and limited negotiations concerning a possible transaction. The parties were unable to reach agreement.

Zapata has informed the Company that, in June 2005, Zapata received from a third party a verbal expression of interest for purchasing its Safety Components shares. Zapata referred the party to the Safety Components’ Board of Directors. The party then submitted an expression of interest for purchase of all the outstanding shares of Safety Components in a negotiated transaction. In July 2005, the Safety Components Board formed a special committee, consisting of Safety Components directors Avram Glazer and Dr. Daniel Tessoni, to represent Safety Components in the sale process. Mr. Glazer is Zapata’s Chief Executive Officer and President and Dr. Tessoni is the sole non-management Safety Components director unaffiliated with Zapata.

Two other parties subsequently contacted the Special Committee and also expressed interest in Safety Components. All three parties executed confidentiality agreements in favor of Safety Components that, among other things, contained standstill provisions prohibiting for specified periods of time any purchases of Safety Components stock without the express consent of Safety Components. The parties were unable to reach agreement.

Zapata has informed the Company that, in September 2005, one of the parties that had previously executed a confidentiality agreement with Safety Components during 2005 expressed an interest in purchasing only the Safety Components shares held by Zapata. Zapata has informed the Company that Zapata subsequently received a proposal from another party, W.L. Ross & Co. LLC (which had not previously communicated with the Company), for the purchase of only the Safety Components shares held by Zapata. Zapata referred W.L. Ross & Co. LLC to the Safety Components Special Committee. W.L. Ross & Co. LLC, through an affiliate, negotiated and executed a confidentiality agreement in favor of Safety Components that contained a standstill provision prohibiting purchases of Safety Components stock. Following receipt of these proposals, Mr. Glazer resigned from the Special Committee.

Zapata has informed the Company as follows:

Zapata submitted to the two interested parties a form of stock purchase agreement. Zapata received back from one of the parties a marked copy of the agreement which contained extensive revisions to the terms. W.L. Ross & Co. requested significantly less revisions to the agreement’s terms and proposed a higher price, all of which presented a more favorable transaction to Zapata. After negotiations, W.L. Ross & Co. submitted the highest price at $12.30 per share.

On the evening of September 21, 2005, the Zapata Board of Directors met to consider the sale of its Safety Components shares. Zapata management and its counsel reviewed the two proposals that had been received. Zapata directors reviewed and discussed the proposals, Safety Components’ financial performance, condition and prospects, the Safety Components sale process, Safety Components’ historical stock prices and limited trading volume, the current status of and trends in the automotive parts suppliers’ industry, the accounting and tax consequences of the proposed transaction and other relevant information. The Zapata Board authorized Zapata’s officers to conclude a sale of its Safety Components shares on favorable terms, subject to a minimum price, Safety Components waiving the standstill provision under its confidentiality agreement with W.L. Ross & Co. LLC and Zapata stockholder approval.

On September 22, 2005, Safety Component’s Board of Directors established a new Special Committee to evaluate whether or not to waive the standstill provisions under its confidentiality agreement with W.L. Ross & Co. LLC. The Safety Components’ Board appointed Dr. Tessoni to the Committee.

After a review of the proposed transaction and the potential impact on Safety Components, including a direct inquiry of Mr. Wilbur Ross as to his intentions with respect to the control and management of Safety Components, the Special Committee determined in its business judgment that the acquisition by the WLR Recovery Funds (which are affiliates of W.L. Ross & Co. LLC) of the Safety Components shares held by Zapata would provide Safety Components with an opportunity for improvement to its strategic business plan and focus and continued access by the Safety Components minority stockholders to the public equity markets. As such, in the judgment of the Special Committee, the sale by Zapata of its Safety Components shares would be in the best interests of Safety Components and its minority stockholders. Accordingly, the Special Committee authorized and directed Safety Components to waive the standstill provisions applicable to the WLR Recovery Funds in order to permit Zapata's sale to proceed.

Upon closing of the stock purchase transaction, and in lieu of any special change of control bonus that is or might be payable pursuant to employment agreements between the Company and each of John Corey (the Company’s CEO and President) and Brian Menezes (the Company’s Chief Financial Officer), the Company will pay a bonus of $994,000 to Mr. Corey and $406,000 to Mr. Menezes.

In addition, upon closing of the stock purchase transaction, Zapata will make a capital contribution to the Company in the aggregate amount of $1,000,000 for the purpose of the Company paying bonuses to the Company’s executive officers and other key employees for their efforts in connection with the attempts to sell the Company. The Compensation Committee of the Company’s Board of Directors has determined that this $1,000,000 aggregate amount shall be allocated as follows: $400,000 to John C. Corey, President and Chief Executive Officer, $250,000 to Brian P. Menezes, Vice President and Chief Financial Officer, $75,000 to Stephen B. Duerk, Vice President and president of the Company’s North American Automotive Group, and $50,000 to Vic Crowley, Treasurer, with the remainder of $225,000 to be allocated among other key employees of the Company as recommended by the Company’s President and Chief Executive Officer. These bonus amounts payable to Messrs. Corey and Menezes are in addition to the amounts to be paid to them that are described in the immediately preceding paragraph.

FORWARD-LOOKING STATEMENTS

The discussion in this report contains forward-looking statements that involve risks and uncertainties. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFETY COMPONENTS INTERNATIONAL, INC.

By:	/s/ Brian P. Menezes
	Name:	Brian P. Menezes
	Title:	Vice President and Chief Financial Officer

Date:   October 3, 2005